                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-A/A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                  NEWCOR, INC.
             (Exact name of registrant as specified in its charter)

               DELAWARE                                         38-0865770
(state of incorporation or organization)           (I.R.S. Employer Identification No.)

43252 Woodward Ave., Suite 240                                    48302
Bloomfield Hills, Michigan
(Address of principal executive offices)                        (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:


      Title of each class                    Name of each exchange on which
       to be registered                       each class is to be registered
      --------------------                    --------------------------------
      Preferred Stock                         American Stock Exchange
      Purchase Rights

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [x]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates:
        ---------------
(If applicable)
Securities to be registered pursuant to Section 12(g) of the Act:

                               None
                          (Title of class)


Item 1.   Description of Registrant's Securities to be Registered

         On February 26, 2001, Newcor, Inc., a Delaware corporation (the "Company"), and ChaseMellon Shareholder Services, L.L.C., a New Jersey limited liability company (the "Rights Agent"), entered into the Third Amendment to the Rights Agreement, dated as of January 12, 2000, between the Company and the Rights Agent (the "Rights Agreement"). The Third Amendment amends the definition of Acquiring Person by increasing the percentage of shares of Common Stock that can be beneficially owned by EXX INC. and David A Segal, together with all their Affiliates and Associates, to (1) 23.5% prior to January 1, 2002, (2) 25.5% from and including January 1, 2002 to and including December 31, 2003, (3) 27.5% from and including January 1, 2004 to and including December 31, 2004 and (4) 30% from and after January 1, 2005, before triggering the distribution of rights, and related consequences, under the Rights Agreement.

          The full text of the Third Amendment was attached as Exhibit 99(a) to the Form 8-K dated February 26, 2001 and filed by the Company on February 27, 2001, and is incorporated herein by reference. The Rights Agreement was attached as Exhibit 4(h) to the Form 8-K filed by the Company on January 13, 2000, and is incorporated herein by reference. The foregoing description of the Third Amendment does not purport to be complete and is qualified in its entirety by reference to such Exhibit.

Item 2. Exhibits.

         1. Rights Agreement, dated as of January 12, 2000, between Newcor, Inc. and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (incorporated by reference to Exhibit 4(h) to the Form 8-K of the Company (Commission File No. 1-5985) filed on January 13, 2000 and incorporated by reference herein).

         2. Third Amendment to the Rights Agreement, dated as of February 26, 2001, between Newcor, Inc. and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (incorporated by reference to Exhibit 99(a) to the Form 8-K of the Company (Commission File No. 1-5985) dated February 26, 2001, filed on February 27, 2001 and incorporated by reference herein).

                                    SIGNATURE
          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                                          NEWCOR, INC.

                                                    By: /s/  JAMES J. CONNOR
                                                       -------------------------
                                                    Name:  James J. Connor
                                                    Title:  President & CEO


 Date:  February 27, 2001

                                  EXHIBIT INDEX

 Exhibit No.    Description

1. Rights Agreement, dated as of January 12, 2000, between Newcor, Inc. and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (incorporated by reference to Exhibit 4(h) to the Form 8-K of the Company (Commission File No. 1-5985) filed on January 13, 2000 and incorporated by reference herein).

2. Third Amendment to the Rights Agreement, dated as of February 26, 2001, between Newcor, Inc. and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (incorporated by reference to Exhibit 99(a) to the Form 8-K of the Company (Commission File No. 1-5985) dated February 26, 2001, filed on February 27, 2001 and incorporated by reference herein).